Exhibit 99.1

PetroAlgae Chairman Issues Special Letter to Shareholders

MELBOURNE, Fla.--(BUSINESS WIRE)--May 14, 2009--PetroAlgae (OTCBB: PALG), an emerging renewable energy company, today announced that it has issued a Special Letter to Shareholders to update existing PetroAlgae investors on the current status of the Company and, more importantly, its future growth outlook. Text from the letter is as follows:

“Dear Fellow Shareholder,

As an investor in PetroAlgae Inc. (OTCBB: PALG), you have joined a select group of forward-looking people who understand the potential of micro-crops as one of the most viable new sources of clean, renewable feedstocks in the petroleum and biofuels industries. Moreover, you have delivered a vote of confidence in a company with technologies that we believe are on the brink of producing new and substantial revenue streams. For that we thank you, and we pledge to keep your interests paramount. In response to your support for PetroAlgae and your interest in our industry, we intend to communicate with you on a regular basis through letters such as these, among other methods.

Today, I want to update you on the Company as it completes the first six months of its publicly-traded history, and starts its first commercial activities. PetroAlgae began trading in December 2008 on the OTC Bulletin Board and trades under the “PALG” symbol with a market capitalization on May 11, 2009 of approximately $835 million. This is one of highest valuations in our industry; a strong endorsement of our solution to real, world-wide economic problems. We believe our market cap also reflects the market expectation (as stated in TIME and Biofuels Digest) that we will be one of the first companies to begin commercialization. We believe this leadership position gives us a significant advantage with regard to potential revenue and earnings going forward.

We are proud to see that the world is taking notice of PetroAlgae. As evidence of our lead in the industry, a recent article in Biofuels Digest discusses the Company’s progress vis-a-vis the competition:

"What makes this project different than other algae-to-energy projects that have comes down the pikeway? In a word, feasibility.…, PetroAlgae has stolen a lead late in the race for the national energy solution."

Biofuels Digest, 2-25-09

As a testament to our progress, PetroAlgae has received several prestigious awards, including the Sustainable Biofuels Award received in April 2009 at the World Congress for Biofuels.

The Micro-Crop Advantage

As our corporate name suggests, one of PetroAlgae’s core activities is the development of technologies to produce fuel from algae. However, it is important to note that our corporate strategy is much broader. In fact, we select the best microorganism for each specific location (indigenous to the region) and application and then apply our distinct proprietary processes to scale from a microorganism to a high output-producing micro-crop.

Micro-crops include macro-algae, micro-algae, diatoms, micro-angiosperms, cyanobacters and other small fuel- or food-producing organisms of extremely rapid growth. They are exciting because they are much more productive than macro-crops (soy, corn, etc.) since they can be harvested daily or even more frequently. Micro-crops thus are resource-efficient, making maximum use of land, water and energy. Because of this high productivity and land-use efficiency, they do not require widespread deforestation to provide large volumes of product (unlike, for example palm and jatropha). Since micro-crops typically only require water, nutrients, carbon dioxide and sunlight, arable land is not necessary for successful growth.

PetroAlgae’s Strengths

Sophisticated investors know that any new technology or hot concept attracts more than its share of noise in the marketplace. Algae oil, in particular, is gaining a lot of traction in the media. While this excitement and promise of real solutions keeps PetroAlgae motivated, we intend to rise above the noise with noticeable progress that differentiates us. We believe that these include the following:

PetroAlgae is the closest to commercialization. PetroAlgae is leading the way in feedstock and oil production. The Company plans this year to complete a working demonstration of its micro-crop farm in Florida. This site will showcase the Company’s technology, processes and yield. With these efforts already in motion, the Company also plans to announce its first commercial deals this year.

PetroAlgae’s business is scalable and sustainable. PetroAlgae’s micro-crop production is scalable and highly prolific. The Company’s micro-crops have achieved growth rates more than double the industry norm, and PetroAlgae’s modular construction sets the stage for reliable deployment globally. With this highly productive footprint, micro-crops provide the ability to replace the entire world’s supply of feedstock for diesel on a small fraction of available land. In addition, these micro-crops can be grown and harvested continuously while not competing with the food supply.

PetroAlgae is environmentally friendly. While the rest of the world is aggressively trying to minimize CO2 emissions, PetroAlgae’s production process actively absorbs and consumes CO2 as an ingredient in its process. As an example of the magnitude of PetroAlgae’s clean profile, our micro-crops consume double their weight, on average, in CO2, and our production process leaves no toxic waste. As a result, when the fuel produced by PetroAlgae feedstock is burned, the CO2 that is released is simply the CO2 that was absorbed during its growth.

PetroAlgae’s technology provides speed to revenue. Compared to macro-crops, micro-crops have a much faster production growth cycle. For example, soybean is an annual crop, jatropha requires three to five years from germination to first meaningful production, and oil palms take five to seven years to mature. Micro-crops that PetroAlgae is producing, on the other hand, take two weeks from inoculation to first harvest and thereafter are harvested daily or even more frequently.

PetroAlgae’s processes stand out. All companies in our industry recognize the importance of building expertise in biology and chemistry. PetroAlgae differentiates itself by adding physics into the mix. Specifically, our processes are optimized to provide the micro-crops with the right amount of light at the right time (i.e. the physics of radiative transfer). We increase production output further with scientific and engineering expertise related to nutrition, bioreactor development and the hydrodynamics of mixing. Our proprietary processes for micro-crops result in double the growth compared to other producers.

PetroAlgae’s business model is the lowest-risk route to market strength. PetroAlgae’s business model is designed to generate revenues from licensing its technology (production systems, micro-crop strains, process controls, etc.) to those with the capital and market know-how to become high-volume producers. We consider our model to be the lowest-risk path to market-strength in what can be a high-risk, emerging industry. We are selling the tools that will allow producers to operate with maximum efficiency in a price-sensitive, competitive environment.

PetroAlgae has key rights and intellectual property. Our detailed processes that drive such high productivity are protected through a combination of methods, including issued and pending patents, as well as know-how that the Company intentionally keeps as trade secrets. PetroAlgae actively protects these process and trade secrets with licensees.

Market Projections Justify Ambitious Goals

Our marketing activities now and in the future are global. Our prospective customers are quite impressive in their own right and include diesel manufacturers and biofuel refineries as well as energy companies, utility providers, chemical companies and even food processors. We are currently in discussions with firms and government entities across the globe, including China, India, Japan, Italy, Portugal, Spain, Germany, the U.K., Singapore, Finland and the U.S.

As these relations are formalized, public announcements will be made. However, I can share with you that we have signed a licensing agreement with GTB Power to use or sublicense our technology to construct and operate ten facilities for the growth and production of oil and biomass from algae in the People’s Republic of China and its Special Administrative Regions, Taiwan, R.O.C., and Yonaguni. We also expect to have additional customers under license this year in other regions of the world.

We have set ambitious goals for PetroAlgae, but we believe that the magnitude of the potential market for our micro-crop products supports our estimates. Geopolitics and environmental concerns are converging to push governments and the private sector into an aggressive, well-funded push for clean, renewable alternatives. Meanwhile, once-favored biofuels such as corn-based ethanol are now being questioned both economically and environmentally. Fortunately, into this landscape comes PetroAlgae’s solution, which we believe is the only economically viable clean, renewable feedstock for petroleum-based products.

Company Growth

PetroAlgae is undergoing rapid growth to support these exciting opportunities. We have hired an extremely talented multi-disciplined sales force comprising of nine individuals to execute on our business development initiatives. Due to the national focus on alternative fuels, we have further bolstered our internal expertise by opening an office in Washington, D.C. staffed by three individuals that bring regulatory, lobbying and public relations capabilities to the Company.

For our partners and customers, PetroAlgae will be the engine behind local opportunities for “green jobs”. In fact, we anticipate that a standard commercial facility will generate the need for approximately 1,200 individuals spanning a wide variety of expertise.

Investor Relations Program Will Keep You Updated on Our Progress

As noted above, I expect this to be the first of many letters keeping you informed of our progress. In between these letters, I urge you to make regular visits to our new investor site at www.petroalgae.com, which will provide up-to-date, detailed information on our technology, business developments and significant market events. Once again, thank you for your interest and support. I am confident that as PetroAlgae progresses your commitment will be rewarded.

Yours truly,

Dr. John Scott

Chairman of the Board”

About PetroAlgae

PetroAlgae (OTCBB: PALG) is commercializing new technologies to grow and harvest oil from algae. This process utilizes algae, grown in bioreactors on land not used for cultivation of food crops, which can be reclaimed without remnants of any damage. It also creates a sustainable, renewable, cost-effective substitute for petroleum oil and a reliable, environmentally friendly feedstock source for biodiesel and many other products. The Melbourne, Florida-based firm offers a path to sustainable, renewable and carbon-neutral energy independence with processes that are good for the environment.

For further information on PetroAlgae, please visit www.petroalgae.com.

Forward Looking Statements: This news release may contain certain “forward-looking statements.” Forward-looking statements are based on current expectations and assumptions and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and many of which are beyond the Company’s control. Actual results could differ materially from these forward-looking statements as a result of a number of factors, including the uncertainty of the launch of our commercialization strategy, the biodiesel market’s acceptance for our products and technologies or the acceptance of our customers’ products or technologies which incorporate our products and technologies, the failure of our technology to perform as predicted, competition from alternative biodiesel or other alternative energy technologies, uncertainties as to the size of the markets, cost and margins for the Company’s products, current or future government regulations affecting the use of the Company’s products and technologies, the lack of availability of critical components, the degree of protection from future patents, other risks associated with the development or acquisition of new products or technologies and those risks detailed in the Company’s filings the SEC. Given these risks and uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements and no assurances can be given that such statements will be achieved. The Company and all affiliated parties do not assume any duty to publicly update or revise the material contained herein.

CONTACT:
INVESTOR CONTACT:
Investor Relations International
Haris Tajyar, 818-382-9702
htajyar@irintl.com
or
MEDIA CONTACT:
Weber Shandwick Seattle
Katie Hays, 425-452-5428
khays@webershandwick.com